Exhibit 4.8

TRUST AGREEMENT

Dated as of April 13, 2004

CABELA’S CREDIT CARD MASTER NOTE TRUST

between

WFB FUNDING, LLC,

as Transferor

and

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION,

as Owner Trustee

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

		Page

Section 10.04.	Notices	24

Section 10.05.	Severability	24

Section 10.06.	Separate Counterparts	24

Section 10.07.	Successors and Assigns	24

Section 10.08.	No Petition	24

Section 10.09.	No Recourse	25

Section 10.10.	Headings	25

Section 10.11.	GOVERNING LAW	25

Section 10.12.	ACCEPTANCE OF TERMS OF AGREEMENT	25

Section 10.13.	Integration of Documents	25

-iii-

CABELA’S CREDIT CARD MASTER NOTE TRUST TRUST AGREEMENT, dated as of April 13. 2004, between WFB FUNDING. LLC, a Nebraska limited liability company, as Transferor, and WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, a national banking association, as Owner Trustee.

ARTICLE I

DEFINITIONS

Section 1.01.  Capitalized Terms.   For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Administration Agreement” shall mean the Transfer and Administration Agreement, dated as of April 14, 2004 among World’s Foremost Bank, as Administrator, the Transferor, the Trust, as Issuer, and the Indenture Trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“Administrator” shall mean World’s Foremost Bank or any successor Administrator under the Administration Agreement.

“Agreement” shall mean this Trust Agreement relating to Cabela’s Credit Card Master Note Trust, as the same may be amended, modified or otherwise supplemented from time to time.

“Certificate of Trust” shall mean the Certificate of Trust of the Trust filed with the Secretary of State pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificates” shall mean, unless otherwise indicated, the Trust Certificate, the Transferor Certificate, if any, and the Supplemental Certificates, if any.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration (facsimile no. 302-888-7544); or at such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Transferor).

“Expenses” shall have the meaning assigned to such term in Section 7.02.

“Governmental Authority” shall mean any federal, state, local domestic or foreign governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other regulatory or self-regulatory entity, the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Parties” shall have the meaning assigned to such term in Section 7.02.

“Indenture” shall mean the Master Indenture relating to Cabela’s Credit Card Master Note Trust, dated as of April 14. 2004, among the Trust, as Issuer, World’s Foremost Bank, as Servicer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” shall mean U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Master Trust” shall mean the Cabela’s Master Credit Card Trust.

“Owner” shall mean the holder of the Trust Certificate in its capacity as beneficial owner of the Trust hereunder, and initially shall be the Transferor.

“Owner Trustee” shall mean Wachovia Bank of Delaware, National Association, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and any successor Owner Trustee hereunder.

“Pooling and Servicing Agreement” shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003, among the Transferor, World’s Foremost Bank, as Servicer, and U.S. Bank National Association, as Trustee, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by the Series 2004-1 Supplement.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Series 2004-1 Certificate” shall mean the Series 2004-1 Certificate issued pursuant to the Pooling and Servicing Agreement and the Series 2004-1 Supplement.

“Series 2004-1 Supplement” shall mean the Series 2004-1 Supplement, relating to the Pooling and Servicing Agreement, which by its terms is identified as being the Series 2004-1 Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

“Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time.

“Supplemental Certificate” shall have the meaning set forth in subsection 3.04(b).

“Transaction Documents” shall mean the Certificate of Trust, this Agreement, the Indenture, each Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection herewith and therewith (including any note purchase agreement or Series Enhancement (as defined in the Master Indenture) relating to any Notes).

“Transferor” shall mean WFB Funding, LLC in its capacity as Transferor hereunder and its successors and permitted assigns.

“Transferor Certificate” shall mean the certificate executed by the Owner Trustee on behalf of the Trust, substantially in the form attached hereto as Exhibit B.

“Transferor Certificate Supplement” shall have the meaning set forth in subsection 3.04(b).

“Trust” shall mean the Delaware statutory trust created by this Agreement and the filing of the Certificate of Trust.

“Trust Accounts” shall mean the Collection Account and the Series Accounts, as such terms are defined in the Indenture.

“Trust Assets” shall mean all right, title and interest of the Trust in and to the Series 2004-1 Certificate and any other property and rights assigned to the Trust pursuant to this Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transaction Documents.

“Trust Certificate” shall mean the certificate evidencing the beneficial interest of the Owner in the Trust, substantially in the form attached hereto as Exhibit A.

“Trust Officer” shall mean any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, that has direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trust Termination Date” shall have the meaning set forth in subsection 8.01(a).

Section 1.02.  Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Indenture (including by way of reference to other documents).

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)        The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

ORGANIZATION; DECLARATION OF TRUST; SERIES 2004-1 CERTIFICATE

Section 2.01.  Name.  The Trust created hereby is known as the “Cabela’s Credit Card Master Note Trust,” in which name the Trust and the Owner Trustee on behalf of the Trust each shall have power and authority and is hereby authorized and empowered to and may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.02.  Office.  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Owner, the Indenture Trustee and the Transferor.

Section 2.03.  Purpose and Powers.  The purpose of the Trust is to engage in the activities set forth in this Section 2.03. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name of and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust to engage in the activities set forth in this Section 2.03 as follows:

(i)        to execute, deliver and issue (and in the case of the Certificates, authenticate) the Notes pursuant to the Indenture and to issue the Certificates pursuant to this Agreement and, in connection with the execution, delivery or issuance of such Notes and Certificates, to purchase any futures, forwards, swaps, option contracts, surety bonds, financial guaranty insurance policies, interest rate caps or other financial instruments with similar characteristics, which financial instruments cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature;

(ii)        to acquire the Series 2004-1 Certificate, and other certificates of beneficial interest, of the Master Trust;

(iii)      to assign, grant, transfer, pledge and mortgage the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Transferor and the Owner or the Noteholders pursuant to the terms of this Agreement and the Transaction Documents any portion of the Trust Estate released from the lien of and remitted to the Trust pursuant to, the Indenture;

(iv)      to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

(v)       from time to time receive payments and proceeds with respect to the Series 2004-1 Certificate, and the other certificates of beneficial interest in the Master Trust and the Indenture and either invest or distribute those payments and proceeds;

(vi)      to acquire Receivables and other assets conveyed to it by the Transferor and the collections and proceeds thereof;

(vii)     to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(viii)    subject to compliance with the Transaction Documents, to engage in such other activities as may be required or convenient in connection with conservation of the Trust Assets and the making of payments to the Noteholders and distributions to the Transferor and the Owner, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

The Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

Section 2.04.  Appointment of Owner Trustee.  The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05.  Initial Capital Contribution of Trust Assets.  The Transferor as Owner hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1 in consideration for the Trust Certificate. The Owner Trustee hereby acknowledges receipt in trust from the Owner, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Assets and shall be held by the Owner Trustee. The Owner shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. Upon termination of the Trust, after satisfaction of the liabilities of the Trust as provided by applicable laws, the Owner will receive the $1 conveyed to the Trust in consideration for the Trust Certificate, and the Owner shall have no other economic interest in the Trust by virtue of its ownership of the Trust Certificate.

Section 2.06.  Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the holder of the Trust Certificate, subject to the obligations of the Trust under the

Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under (he Statutory Trust Act and that this Agreement constitutes the governing instrument of such statutory trust. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Transferor. The Transferor shall be responsible for all tax matters. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and authority set forth herein and. to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.

Section 2.07.  Title to Trust Property.  Legal title to all the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.08.  Situs of Trust.  The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Minnesota, the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

Section 2.09.  Representations and Warranties of the Transferor.  The Transferor hereby represents and warrants to the Owner Trustee (as such or in its individual capacity) that:

(a) Organization and Good Standing.    The Transferor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Nebraska and has full power, authority and legal right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

(b) Due Qualification.  The Transferor is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirement), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under this Agreement.

(c) Due Authorization.  The execution and delivery of this Agreement and each other Transaction Document to which the Transferor is a party and the consummation of the transactions provided for in this Agreement and each other Transaction Document to which the Transferor is a party have been duly authorized by the Transferor by all necessary action on its part; the Transferor has full power and authority to assign the property to be assigned to and deposited with the Trust and the Transferor shall have duly authorized such assignment and deposit to the Trust by all necessary limited liability company action: and the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary limited liability company action.

(d) No Conflict.    The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and each other Transaction Document to which the Transferor is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, contract, agreement or other instrument to which the Transferor is a party or by which it is bound (other than violations of such indentures, contracts, agreements, or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Transferor’s ability to perform its obligations under this Agreement).

(e) No Proceedings.  There are no proceedings or investigations pending, or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties which (i) assert the invalidity of this Agreement or any of the Transaction Documents to which the Transferor is a party, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Transferor is a party, or (iii) seek any determination or ruling that in the reasonable judgment of the Transferor would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which the Transferor is a party.

(f) Enforceability.  This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its term, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity.

Section 2.10.  Liability of Certificateholders.     The holders of the Trust Certificate, the Transferor Certificate and any Supplemental Certificates shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE III

CERTIFICATES

Section 3.01.  Initial Ownership.  The Owner, in its capacity as holder of the Trust Certificate shall be the sole beneficial owner of the Trust and shall be bound by the provisions of this Agreement. The Transferor, in its capacity as holder of the Transferor Certificate shall own a beneficial interest in the assets of the Trust in accordance with Section 3.04 and shall be bound by the provisions of this Agreement.

Section 3.02.  Form of Certificates.  On the date hereof, the Trust Certificate shall be issued in registered form in substantially the form of Exhibit A. On the date hereof, a Transferor Certificate will be issued in registered form in substantially the form of Exhibit B. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued, fully paid and non-assessable and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

Section 3.03.  Authentication of Certificates.  Concurrently with the initial capital contribution of $1 to the Trust pursuant to Section 2.05, the Owner Trustee shall cause a Trust Certificate to be executed on behalf of the Trust and authenticated and delivered to the Owner. On the date hereof, the Owner Trustee shall authenticate and deliver the Transferor Certificate to the Transferor. No Certificate shall entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form provided herein, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

Section 3.04.  Transferor Certificate.

(a) The Transferor shall hold an undivided beneficial interest in the Trust Assets subject to the lien of the Notes as provided in the Indenture, including the right to receive distributions, if any, with respect to the Series 2004-1 Certificate, and any other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be distributed to the Trust to be paid to the holder of the Transferor Certificate. All amounts payable to the Trust under and pursuant to the Indenture and the Indenture Supplements are to be paid to the holder of the Transferor Certificate.

(b) At any time the Transferor may surrender its Transferor Certificate to the Owner Trustee in exchange for a newly issued Transferor Certificate and another certificate (a “Supplemental Certificate”), the form and terms of which shall be defined in a supplement (a “Transferor Certificate Supplement”) to this Agreement (which Transferor Certificate Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Transferor. The issuance of any such Supplemental Certificate shall be subject to satisfaction of the following conditions:

(i)      on or before the fifth day immediately preceding the issuance of a Supplemental Certificate, the Transferor shall have given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance of a Supplemental Certificate;

(ii)       the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee any related Transferor Certificate Supplement in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, executed by each party hereto;

(iii)      the Rating Agency Condition shall have been satisfied with respect to such issuance of a Supplemental Certificate;

(iv)      such surrender and exchange, will not result in any Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the date of such issuance of a Supplemental Certificate, to the effect that the Transferor reasonably believes that such issuance of a Supplemental Certificate, will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect and that all other conditions to the issuance of such Supplemental Certificate have been satisfied; and

(v)       the Transferor shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the date of such surrender and exchange, with respect to such issuance of a Supplemental Certificate.

Any Supplemental Certificate held by any Person at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

Section 3.05.  Restrictions on Transfer.     To the fullest extent permitted by applicable law, the Certificates (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that a Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided the Owner Trustee and the Indenture Trustee with a Tax Opinion relating to such sale, transfer, assignment, participation, pledge or other disposition.

Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificate. If (a) a mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of a Certificate and (b) in the case of a destroyed, lost or stolen Certificate, there shall be delivered to the Owner Trustee (as such and in its individual capacity) such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01.    Prior Notice to Owner and Transferor with Respect to Certain Matters.  Subject to subsection 2.03(iv), with respect to the following matters, unless otherwise instructed by the Transferor, the Trust shall not take action unless the Owner Trustee shall have notified the Transferor and the Transferor shall have given its prior written consent:

(a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on the Trust Assets) or the compromise and settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on the Trust Assets);

(b) the election by the Trust to file an amendment to the Certificate of Trust;

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Transferor;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Transferor; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

Section 4.02.  Action By Transferor with Respect to Certain Matters.  The Owner Trustee shall not have the power, except upon the direction of the Transferor, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator under the Administration Agreement pursuant to Section 10 thereof or (c) except as expressly provided in the Transaction Documents, sell the Trust Assets after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Transferor.

Section 4.03.  Restrictions on Power.

(a) The Transferor shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

(b) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement and the other Transaction Documents.

ARTICLE V

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01.  General Authority.  Each of the Trust and the Owner Trustee in the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. Subject to Section 2.03, the Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, from time to time, to take such action as the Transferor or the Administrator directs in writing with respect to the Transaction Documents.

Section 5.02.  General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of his Agreement and the Transaction Documents and to administer the Trust in the interest of the holders of the Certificates, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be personally liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 5.03.  Action Upon Instruction.

(a) Subject to Article IV, the Transferor may at any time, by written instruction, direct the Owner Trustee in the management of the Trust.

(b) The Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of the Transferor received, the Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no personal liability to any Person for such action or inaction.

(d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the holders of the Certificates, and shall have no personal liability to any Person for such action or inaction.

Section 5.04.  No Duties Except as Specified in this Agreement or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing statement or amendment thereto in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Transaction Document. The Owner Trustee in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Assets or the transactions contemplated by the Transaction Documents.

Section 5.05.   No Action Except under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use. sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03 and Section 4.02.

Section 5.06.   Restrictions.  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Trust Officer of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

Section 5.07.   Confidentiality.  The Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information delivered to the Owner Trustee or the Trust, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee, (ii) in connection with the performance of the Owner Trustee’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and Series Enhancers, (iv) to bona fide creditors or potential creditors of the Transferor or the Trust for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement or the Indenture, (v) to counsel for the Owner Trustee or any party involved in the Transaction, (vi) to bank examiners, auditors or accountants for the Owner Trustee or (vii) in connection with any litigation to which Wachovia Bank of Delaware, National Association or the Owner Trustee is a party involving the Transaction. The Owner Trustee hereby agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information. The Owner Trustee shall provide the Transferor with notice five (5) Business Days prior to disclosure of any information of the type described in this Section 5.07. The Owner Trustee shall also enter into such reasonable confidentiality agreements as the Account Owner or the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Owner Trustee.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

Section 6.01.  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties or the omission to perform any such duties or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer of the Owner Trustee;

(b) the Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Transferor;

(c) no provision of this Agreement or any Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers hereunder or under any Transaction Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it (as such and in its individual capacity);

(d) under no circumstances shall the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement, the due execution hereof by the Transferor or the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, the Transaction Documents, the Notes or the Certificates other than the genuineness of the Owner Trustee’s signature on the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder or to the Owner or any other Person, other than as expressly provided for herein and in the Transaction Documents;

(f) the Owner Trustee shall not be personally liable for the default or misconduct of the Transferor, the Administrator, the Servicer, the Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents that are required to be performed by the Transferor under this Agreement, the Administrator under the Administration Agreement or the Indenture Trustee under the Indenture;

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Transferor, unless the Transferor has offered to the Owner Trustee (as such and in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own gross negligence or willful misconduct in the performance of any such act or the omission to perform any such act; and

(h) notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee (as such and in its individual capacity); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee (as such and in its individual capacity); or (iii) subject the Owner Trustee (as such and in its individual capacity) to personal jurisdiction in any jurisdiction other than the State of Delaware (or any other jurisdiction in which it is already subject to personal jurisdiction) for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Transferor) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Transferor shall appoint an additional trustee pursuant to Section 9.05 hereby to proceed with such action.

Section 6.02.  Furnishing of Documents.  The Owner Trustee shall furnish to the Owner, the Transferor and the Indenture Trustee, promptly upon written request therefor, copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 6.03.  Representations and Warranties.  The Owner Trustee (as such and in its individual capacity) hereby represents and warrants to the Transferor, for the benefit of the Owner and the Transferor, that:

(i)       It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)      It has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(iii)     Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee (as such and in its individual capacity) or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.04.   Reliance; Advice of Counsel

(a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

Section 6.05.  Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created, Wachovia Bank of Delaware, National Association acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Assets for payment or satisfaction thereof

Section 6.06.  Owner Trustee May Own Notes.    The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.07.  Owner Trustee Not Liable for Certificates. Notes or Receivables. The statements contained herein and in the Certificates, Notes and other Transaction Documents (other than the signature and authentication (as applicable) of the Owner Trustee on the Certificates and its representations and warranties in Section 6.03) shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificates (other than the signature and authentication (as applicable) of the Owner Trustee on the Certificates), or of the Notes or of any other Transaction Document or of any related documents. The Owner Trustee shall at no time have any responsibility or personal liability for or with respect to the legality, validity and enforceability of the Receivables, or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of the Receivables; the existence and enforceability of any insurance thereon; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by the Transferor or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01.  Owner Trustee’s Fees and Expenses.

(a) The Owner Trustee (in its individual capacity) shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Owner Trustee (in its individual capacity), and the Owner Trustee shall be entitled to be reimbursed by the Transferor for its other reasonable out-of-pocket expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Transaction Documents.

(b) The Owner Trustee shall have no recourse to the assets pledged under the Indenture with respect to any payments pursuant to this Section 7.01, and the Owner Trustee’s rights to enforce such obligation shall be subject to the provisions of Section 10.08.

Section 7.02.  Indemnification.  The Transferor shall indemnify, defend and hold harmless the Owner Trustee (as such and in its individual capacity) and its successors, assigns, directors, officers, employees, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder, except that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party’s own fraud, willful misconduct, bad faith or gross negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.03. An Indemnified Party’s right to enforce such obligation shall be subject to the provisions of Section 10.08. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

Section 7.03.  Payments to the Owner Trustee.  Any amounts paid to an Indemnified Party pursuant to this Article VII shall not be construed to be a part of the Trust Assets.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01.  Termination of Trust Agreement.

(a) The Trust shall dissolve upon the earlier of (i) at the option of the Transferor (written notice of which shall be provided to the Owner Trustee), the day on which the rights of all Series of Notes to receive payments from the Trust have terminated (the “Trust Termination Date”) and (ii) dissolution of the Trust in accordance with applicable law. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Assets following such distribution shall be distributed to the Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Transferor or the Owner shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, or (y) entitle the Transferor’s or the Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for partition or winding up of all or any part of the Trust or Trust Assets or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in subsection 8.01(a), neither the Transferor nor the Owner shall be entitled to revoke, dissolve or terminate the Trust.

(c) Upon completion of the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State at the expense of the Transferor in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Trust and this Agreement (other than Article VI, Article VII and Section 10.08) shall terminate.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01.  Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a Person satisfying any applicable provisions of the Statutory Trust Act, authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having

(or having a parent which has) a rating of at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s or if not rated, otherwise satisfactory to such Rating Agencies. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02.  Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Transferor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may remove the Owner Trustee. If the Transferor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03. The Transferor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

Section 9.03.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Transferor shall mail notice of the appointment of such successor Owner Trustee to the Owner, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Transferor shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Transferor.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee.

Section 9.04.  Merger or Consolidation of Owner Trustee.  Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that (a) the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies, the Indenture Trustee and the Transferor and (b) the Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State.

Section 9.05.  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Transferor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Transferor and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Owner Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law. be appointed and act subject to the following provisions and conditions:

(i)        all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)       no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)      the Transferor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Transferor.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01. Supplements and Amendments.

(a) This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with the written consent of the Indenture Trustee, and with prior notice to each Rating Agency, but without the consent of any of the Noteholders, any Series Enhancer, the Owner or any other Person, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein and (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment will not (a) as evidenced by an Officer’s Certificate of the Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder, any Series Enhancer or the Owner and (b) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, not adversely affect the tax characterization as debt of any Notes that were characterized as debt at the time of their issuance and not cause or constitute an event in which gain or loss would be recognized by any Noteholder. Additionally, notwithstanding the preceding sentence, this Agreement may be amended by the Transferor and the Owner Trustee without the consent of the Indenture Trustee, any of the Noteholders or any Series Enhancer to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a “financial asset securitization investment trust” as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust’s property or its income; provided, however, that (x) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer’s Certificate of the Transferor to the effect that the proposed amendments meet the requirements set forth in this subsection, (y) each Rating Agency will have notified the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class as to which it is a Rating Agency and (z) such amendment does not affect the rights, duties or obligations of the Owner Trustee hereunder without the consent of the Owner Trustee. Notwithstanding any provisions of this first paragraph of Section 10.01, no amendment pursuant to this Section 10.01(a) shall effect a material change in Section 2.03 of this Agreement. Any amendment which effects a material change in Section 2.03 of this Agreement shall be made pursuant to Section 10.01(b) or (c).

(b) This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with the consent of the Indenture Trustee and the holders of Notes evidencing not less than 66 2⁄3% of the outstanding principal amount of the Notes and the consent of the Owner, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders and the Owner; provided, however, that without the consent of all Noteholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment; provided further that such amendment will not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

(c) In addition to amendments which are permitted to be made under the provisions of Section 10.01(a) or (b), amendments may be made to Section 2.03 of this Agreement to preserve the intended treatment for accounting purposes if (x) such amendment will not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, adversely affect the tax characterization as debt of any Notes that were characterized as debt at the time of their issuance or cause or constitute an event in which gain or loss would be recognized by any Noteholder and (y) each Rating Agency will have notified the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class as to which it is a Rating Agency.

(d) In addition to amendments which are permitted to be made under the provisions of Section 10.01(a), (b) or (c), this Agreement may be amended without the consent of Noteholders or any Series Enhancer to provide for the merger of the Master Trust and the Issuer into a single entity or the transfer of assets from the Master Trust and the Transferor Interest thereunder to the Issuer after the termination of all series of investor certificates issued by the Master Trust (other than the Series 2004-1 Certificate or any related collateral certificates); provided, however, that (x) such amendment will not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, adversely affect the tax characterization as debt of any Notes that were characterized as debt at the time of their issuance or cause or constitute an event in which gain or loss would be recognized by any Noteholder and (y) each Rating Agency will have notified the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class as to which it is a Rating Agency.

(e) Promptly after the execution of any such amendment or consent, the Transferor shall furnish notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

(f) It shall not be necessary for the consent of the Noteholders or the Owner pursuant to this Section to approve the particular form of any proposed amendment or consent requiring their approval, but it shall be sufficient if such consent shall approve the substance thereof.

(g) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(h) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Transferor to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.02. No Legal Title to Trust Assets in Owner.  Neither the Transferor nor the Owner shall have legal title to any part of the Trust Assets. No transfer, by operation of law or otherwise, of any right, title, and interest of the Transferor or the Owner to and in its undivided beneficial interest in the Trust Assets shall operate to terminate this Agreement, annul, dissolve or terminate the Trust or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

Section 10.03. Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee (as such or in its individual capacity), the other Indemnified Parties, the Transferor, the Owner, the holder of any Certificate and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.04. Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon facsimile transmission or upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, return receipt requested and postage prepaid (except that notice to the Owner Trustee, the Transferor or the Indenture Trustee shall be deemed given only upon actual receipt by the Owner Trustee, the Transferor or the Indenture Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Indenture Trustee, addressed to 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Tammy Schultz-Fugh (facsimile no. 651-244- 0089); if to the Transferor, addressed to WFB Funding, LLC, One Cabela Drive, Sidney, Nebraska 69160, Attention: Ralph Castner (facsimile no. 402-679-8272) or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 10.05. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06. Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07. Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner, the Transferor and the Owner Trustee and their respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner or the Transferor shall bind the successors and assigns of the Owner or the Transferor.

Section 10.08. No Petition  To the fullest extent permitted by applicable law, the Owner Trustee, by entering into this Agreement, the Owner, by accepting the Trust Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Trust, the Master

Trust, the Transferor or WFB Funding Corporation, or join in any institution against the Trust, the Master Trust, the Transferor or WFB Funding Corporation of. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law. This Section 10.08 shall survive the termination of this Agreement.

Section 10.09. No Recourse.  Each Person holding or owning a Certificate, by accepting the Certificates, acknowledges that the Certificates do not represent an interest in or obligation of the Transferor, the Owner, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

Section 10.10. Headings.    The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11. GOVERNING LAW.      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12.  ACCEPTANCE OF TERMS OF AGREEMENT.  THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE OWNER AND THE TRANSFEROR CERTIFICATE BY THE TRANSFEROR, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE OWNER AND THE TRANSFEROR, RESPECTIVELY, OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS AMONG THE TRUST AND THE TRANSFEROR.

Section 10.13. Integration of Documents.   This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as Owner Trustee,

By:	/s/ Sterling C. Correia

	Name:	STERLING C. CORREIA
	Title:	VICE PRESIDENT

WFB FUNDING, LLC,
as Transferor,

By: WFB FUNDING CORPORATION, its Managing Member

By:	/s/ Kevin Werts
	Name:	Kevin Werts
	Title:	Secretary and Treasurer

[Signature Page to Trust Agreement]

EXHIBIT A

CABELA’S CREDIT CARD MASTER NOTE TRUST

FORM OF TRUST CERTIFICATE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS

CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED TO

ANY PERSON EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

No. R-

(This Trust Certificate does not represent an interest in or obligation of the Transferor or any of its affiliates, respectively, except to the extent described below.)

THIS CERTIFIES THAT WFB FUNDING, LLC, is the registered Owner of Cabela’s Credit Card Master Note Trust (the “Trust”).

The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the Trust Agreement, dated as of April 13, 2004 (the “Trust Agreement”), between WFB Funding, LLC, a Nebraska limited liability company (together with its successors and permitted assigns, the “Transferor”), and Wachovia Bank of Delaware, National Association, a national banking association, as owner trustee (the “Owner Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Trust Certificate is the duly authorized Trust Certificate evidencing a beneficial interest in the Trust (herein called the “Trust Certificate”) and shall entitle the holder to the benefits of an Owner under the Trust Agreement. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.

Notwithstanding any prior termination of the Trust Agreement, the Owner, by its acceptance of the Trust Certificate, covenants and agrees that, to the fullest extent permitted by applicable law, it shall not at any time with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Transferor, under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Transferor.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

A-l

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the Trust has caused this Trust Certificate to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST

By:	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Dated:  April 13, 2004

A-2

CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee	or	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By
Authenticating Agent

By		By
Authorized Signatory		Authorized Signatory

A-3

EXHIBIT B

CABELA’S CREDIT CARD MASTER NOTE TRUST

FORM OF TRANSFEROR CERTIFICATE

THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. R-	One Unit

CABELA’S CREDIT CARD MASTER NOTE TRUST

TRANSFEROR CERTIFICATE

THIS CERTIFICATE REPRESENTS AN INTEREST

IN CERTAIN ASSETS OF THE

CABELA’S CREDIT CARD MASTER NOTE TRUST (THE “TRUST”)

Evidencing an interest in a trust, the corpus of which consists primarily of the Series 2004-1 Certificate transferred by WFB Funding, LLC (together with its successors and permitted assigns, the “Transferor”).

(Not an interest in or obligation of the Transferor

or any affiliate thereof)

This certifies that WFB FUNDING, LLC, is the registered owner of an undivided beneficial interest in the assets of a trust (the “Trust”), subject to the security interest and lien of the Notes as provided in the Master Indenture, dated as of April 14, 2004 (as amended and supplemented, the “Indenture”), among U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), World’s Foremost Bank, as servicer, and the Trust, established pursuant to the Trust Agreement, dated as of April 13, 2004 (as amended and supplemented, the “Trust Agreement”), between the Transferor and Wachovia Bank of Delaware, National Association, as owner trustee (not in its individual capacity, but solely as owner trustee the “Owner Trustee”). The corpus of the Trust consists of (a) the Series 2004-1 Certificate, (b) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts, (c) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Notes and (d) all other assets and interests

B-1

constituting the Trust. Although a summary of certain provisions of the Trust Agreement and the Indenture (collectively, the “Agreements”) is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

This Certificate (this “Certificate”) is the Transferor Certificate, which represents the undivided beneficial interest in certain assets of the Trust, subject to the security interest and lien of the Notes, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement. In addition to the Transferor Certificate, (a) the Trust Certificate will be issued pursuant to the Trust Agreement, (b) Notes will be issued to investors pursuant to the Indenture and (c) Supplemental Certificates may be issued pursuant to the Trust Agreement.

Unless otherwise specified in an Indenture Supplement with respect to a particular Series, the Transferor has entered into the Agreements, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Trust Assets and (b) the Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor by the acceptance of this Certificate, agrees to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Trust created thereby shall terminate upon the earlier of (a) at the option of the Transferor, the day on which the rights of all Series of Notes to receive payments from the Trust have terminated (the “Trust Termination Date”) and (b) dissolution of the Trust in accordance with applicable law.

Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust Agreement, or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

B-2